EXHIBIT 10.17

FORM OF RESTRICTED PAIRED SHARE AWARD AGREEMENT

UNDER THE LA QUINTA CORPORATION

2002 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Paired Shares:
Purchase Price per Restricted Paired Share:
[minimum of “par value”]
Grant Date:
Final Acceptance Date:

Pursuant to the La Quinta Corporation 2002 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, La Quinta Corporation (the “Company”) hereby grants a Restricted Paired Share Award (an “Award”) to the Grantee named above.  Upon acceptance of this Award, the Grantee shall receive the number of shares of common stock of the Company, par value $0.01 per share, and shares of Class B common stock of La Quinta Properties, Inc., par value $0.01 per share, which are paired and traded as one unit (“Paired Shares”) specified above, subject to the restrictions and conditions set forth herein and in the Plan (the “Restricted Paired Shares”).

1.             Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Administrator (as defined in Section 2 of the Plan) of the Purchase Price per Restricted Paired Share, if any, times the number of Restricted Paired Shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement.  Upon acceptance of this Award by the Grantee, certificates evidencing the Restricted Paired Shares so accepted shall be issued and held by the Company in escrow, and the Grantee’s name shall be entered as the shareholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a shareholder with respect to such Paired Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.             Restrictions and Conditions.

(a)           Certificates evidencing the Restricted Paired Shares granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such Restricted Paired Shares are subject to restrictions as set forth herein and in the Plan.

(b)           Restricted Paired Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)           If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of Restricted Paired Shares granted herein, the Company shall have the right, at the discretion of the

Administrator, to repurchase such Restricted Paired Shares from the Grantee or the Grantee’s legal representative at their purchase price.  The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 90 days following such termination of employment.

(d)           Restricted Paired Shares received pursuant to this Award will be subject to all restrictions on transfers imposed by the Company’s and La Quinta Properties, Inc.’s Certificates of Incorporation and By-Laws or by applicable state or federal securities laws.

3.             Vesting of Restricted Paired Shares.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on ________________ (the “Vesting Date”).  Subsequent to such Vesting Date, the Paired Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Paired Shares.

4.             Dividends.  Dividends on Restricted Paired Shares shall be paid currently to the Grantee.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.             Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Restricted Paired Shares to be issued pursuant to this Agreement a number of Restricted Paired Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company, a number of Paired Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.  In the event the Grantee shall elect, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of grant of the Restricted Paired Shares, the Grantee agrees to pay to the Company all withholding taxes determined to be due with respect to such election, based on the excess of the Fair Market Value of the Restricted Paired Shares on the date of grant over the purchase price for the Restricted Paired Shares.  The Grantee acknowledges and agrees that the Company has the right to deduct from payment of any kind due to the Grantee, or from Restricted Paired Shares to be issued pursuant to this Award, taxes required by law to be withheld with respect to the issuance of Restricted Paired Shares to the Grantee.

8.             Miscellaneous.

(a)           Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)           This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

LA QUINTA CORPORATION

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

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